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                                                                   EXHIBIT 10(e)

                   CONTRACT OF DISTRIBUTION FOR TELECOR DE
                    UNEARNED TELETARJETAS DE GATHERED ITS

Of a part, D. Frederic Cohen, bigger than age, of French nationality, with residence card ny X-2095069-AND, neighbor of Marbella, acting in name and representation of ITS, S.L. (from now on ITS), C.I.F.: B-29707585, with home in Severe Street Ochoa 28, Edif. Marina Marbella, 3a, 29600 Marbella (Malaga), in their condition of unique Administrator, as it credits by means of writing of power granted before the Notary of Marbella, D. Brown Maunicio Morales, in date December of 2000, 22 with the I number 5914 of their protocol.

Of another part, D. Jose Eduardo Urquiza Fernandez, bigger than age, neighbor from Madrid, with D.N.I. 51.579.215, acting in name and representation of Telecor CORP. (from now on The DISTRIBUTOR), cif a/80028731, with home in Madrid, c / Hermosilla 112, in their quality of Managing Manager, representation that credits with the seizure writing granted before the Notary from Madrid D. Luis Colonel of Palm the day February of 1995, 28 with the I number 888 of their protocol.

                                 THEY MANIFEST

That ITS emits different types of cards prepago of telephone calls and he/she wants to put in the market the varieties that you/they appear summed up in the ANNEX I and in the additional ones that can incorporate but it advances (from now on THE CARDS), through the DISTRIBUTOR that took charge of guarding in I deposit and/or to buy the cards to ITS for its later commercialization.

That THE DISTRIBUTOR wants to carry out the necessary efforts in the market to sell the CARDS, for that which will receive in I deposit and/or he/she bought them to ITS and it marketed them later on using its own distribution chain and its Points of Sale, keeping the terms and conditions contained in this agreement.

For it and in consideration of the mutual promises and agreements here contents, the parts grant the present contract according to the following ones:

                                  STIPULATIONS

FIRST - OBJECT OF THE CONTRACT

The present contract is bounded to the distribution and commercialization of unearned phone cards. For it, ITS agrees him to be THE DISTRIBUTOR a non exclusive distributor of cards call prepago in the whole Spanish Territory and by means of the established conditions presently contract, as well as the legal dispositions in vigor that you/they are of application. Nevertheless, when being an agreement of collaboration, with rights and obligations for both parts, be rotted to establish modifications in the clauses of the present contract, as well as to enlarge the object and circumstances that gave place to the same one.

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These CARDS will be given to the DISTRIBUTOR by ITS, initially in I deposit, and later on by virtue of you order them of order that he/she carries out, and rot to be used by the final consumers starting from the moment of beginning of the operability of the system.

The determination of the CARDS object of the present contract, as well as their specifications, I. appears in the ANNEX The distribution of CARDS different to the detailed ones in the ANNEX I it will be object of a new agreement or Annex.

SECOND - TERRITORY OF DISTRIBUTION

THE DISTRIBUTOR, their agents, subdistribuidores or other distribution channels, carry out their activity in the whole Spanish Territory, from now on THE TERRITORY.

THIRD - OBLIGATIONS OF THE DISTRIBUTOR

a) THE DISTRIBUTOR will center its efforts in to promote the sale and to sell CARDS to clients in the Points of Sale of the TERRITORY that both parts agree, according to the terms and conditions described contract presently.

b) That prepared in this contract will be fully applicable to the subdistributors, agents or any other form of distribution of THE DISTRIBUTOR.

c) THE DISTRIBUTOR will remit in writing (included facsimile) or through e-mail to ITS the orders, specifying the I number of units and the denomination of the CARDS that he/she wants to buy, as well as the prices to pay for this order that you/they will be determined in the ANNEX I according to the type of requested CARDS.

d) Neither the DISTRIBUTOR, neither their subdistributors, agents or anyone of their distribution channels rots in any case to determine neither to alter the sale price to the I publish of the CARDS. THE DISTRIBUTOR will be responsible for the billing and of the payment, to the corresponding fiscal authorities, of the taxes that are derived of any operation that he/she carries out starting from the moment from the setting to disposition of this CARDS.

e) THE DISTRIBUTOR doesn't rot in any case and under any concept to modify, to alter or to add any element type, publicity, or logo to the CARDS that are provided him for its sale, except for agreement among the parts. This obligation will become expandable to potential subdistributors, agents and other distribution channels.

f) THE DISTRIBUTOR will be responsible for all the expenses of publicity and marketing that he/she carries out self-employed, I save in those that the name of ITS is mentioned or appear its logo, in which case he/she will have the expressed consent of ITS.

Nevertheless, the companas of publicity and marketing that carry out the signatory parts jointly, will be paid according to punctual agreements.

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g) THE DISTRIBUTOR adopted the necessary measures so that its personnel, agents, subdistributors and how many third integrate its distribution channel they fulfill the conditions picked up in this document, watching over its execution and including them expressly in all the agreements that it signs with the members of the distribution channel.

THE DISTRIBUTOR will be responsible of the possible nonfulfillments of its distribution channel.

h) Without damage that ITS is the responsible from the service of attention to the client, nevertheless, THE DISTRIBUTOR collaborated with ITS in the works of attention of the consultations and its clients' reclamations, putting in contact to the same ones with the service of attention to the client of ITS and carrying out the tasks that to this end agree both parts.

i) THE DISTRIBUTOR will assume all the costs associated to the commercialization of the Card in its Points of Sale.

FOURTH - OBLIGATIONS DE ITS.

a) ITS will carry out all the necessary efforts to fulfill the orders of CARDS carried out by the DISTRIBUTOR in the time but brief possible and inside the agreed term.

b) ITS will allow to the users of the CARDS with authorized validation numbers and activated, to carry out telephone calls. Each call anger accumulating the corresponding position based on the prices that he/she has established ITS. Once the position of the calls carried out by a CARD has equaled the value of the same one or have expired, the user doesn't rot to carry out any call but with the mentioned CARD.

c) The disign of the cards and of the promotional material it will include the logo or name of the card and the name of ITS.

d) ITS collaborated, in mutual accordance with THE DISTRIBUTOR, in its sale personnel's formation.

e) ITS took charge of to design and to put in he/she practices all the functionalities of the card, keeping in mind the situation of the market and in accordance with THE DISTRIBUTOR.

f) ITS won't be responsible in the event of lost or robbery of sold cards, for what won't be forced in any case to reimburse the positions consequence of calls with the CARD that the I authenticate buyer he/she denies to have carried out.

g) ITS won't have any obligation towards the employees, agents, or any other distribution channel that the DISTRIBUTOR uses to complete the established obligations presently contract.

h) ITS will respond of the damages, judicial or extrajudicial reclamations or you complain that, due to the nonfulfillment of the obligations agreed contract presently, be caused to the DISTRIBUTOR.

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i) Dice the continuous changes for those that crosses the Spanish sector of telecommunications in their trajectory toward the full liberalization, if for legal, administrative or judicial decision it is impossible the execution of the present contract, the parts will put an end to the same one, extinguishing to the dates of the mentioned decision the obligations of both parts and being annulled the pending orders. In the event of resolution:

        i) THE DISTRIBUTOR paralyzed immediately all distribution activity and it will return ITS all the CARDS that he/she had in its power in I deposit and/or bought, as soon as it is he possible and as maximum in the term of two months.

        ii) ITS, on the other hand, reimbursed to the DISTRIBUTOR the sums that this he/she had paid for the returned CARDS, and it paid the final users that request it, according to the case, the quantities that had not consumed of its CARDS. The resolution of the contract for the previously exposed causes, won't give right to compensation for damages.

        iii) The referred obligations will concern equally to potential agents and other channels of distribution of the DISTRIBUTOR, should be reflected in writing in all agreement or contract that the firm DISTRIBUTOR with the same ones, be already physical or juridical people.

FIFTH - PAY OF THE CARDS.

a) The terms and payment conditions to carry out for THE DISTRIBUTOR are determined in the ANNEX I that accompanies to this Contract.

b) THE DISTRIBUTOR carried out the payments by means of bank transfer in the bill that ITS indicates.

c) The billed prices will be increased with the applicable taxes in vigor the day of the billing.

d) ITS rots to modify the established rates, being necessary for the beginning of its application a notice carried out with a minimum anteriority of one month and of mutual agreement among the parts.

SIXTH - CONFIDENTIALITY

a) Each one of the signatory parts of the present agreement will consider confidential all the relative information to the other parts, their main or filial societies, of technical, economic, commercial character or of any other nature including the existence and content of this contract, to which has access by virtue of the activities or derived obligations of the present contract, during the time of duration of this agreement and with posteriority to their termination, until this information arrives to domain being I publish or, for other reasons, lose its confidential consideration. Each one of the parts commits to not revealing this confidential information without the previous consent and in writing of the affected parts.

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That same obligation will concern to the agents or any distribution channel that the DISTRIBUTOR uses for the execution of its obligations, and he/she will be reflected in writing in any agreement type or contract that the firm DISTRIBUTOR with this people, be already physical or juridical.

b) Each part agrees to only use that confidential information in what is until or necessary for the execution of the obligations that regulates the present contract, and it will be restricted people in charge of the execution of the same ones.

SEVENTH - INTELLECTUAL AND INDUSTRIAL PROPERTY

a) The present contract in any case implies the surrender or license of use of the distinctive signs, patents or models of utility of ITS in favor of the DISTRIBUTOR.

b) Any use of the distinctive signs, patents or models of utility of ITS for parts of the DISTRIBUTOR will have the previous authorization and in writing of ITS. Except for pact written in contrary, the DISTRIBUTOR doesn't rot to use the distinctive signs of ITS or any part of them like part of its own distinctive signs.

That same obligation will concern to the agents or any other distribution channel that the DISTRIBUTOR uses for the execution of its obligations, and he/she will be reflected in writing in any agreement type or contract that the firm DISTRIBUTOR with this people, be already physical or juridical.

c) All the privileges and rights of use of the distinctive signs of ITS on the part of the DISTRIBUTOR will conclude with the termination of the present agreement.

d) nevertheless, those distinctive signs, marks, patents or models of utility created jointly by both parts, will be property of both and don't rot to be used unilaterally by none of the parts, without the previous consent and I express of the other part.

e) The contracting parties recognize their respective rights of intellectual and industrial property and they guarantee that in any moment they copied neither they will make use of this property for their own ends neither it stops ends unaware to the object of this contract. Each one of them commits the protection of the rights that shows the other contracting party about its products and services in a same way that he/she makes it with his to assure own. Any use in the mark of the present contractual relationship will require the previous authorization in writing of the regular contracting party, making sure the respect of the rights for this acquired ones.

EIGHTH - DURATION AND TERMINATION OF THE CONTRACT.

a) The present contract settles down for the period of a year prorrogable for successive years for reconduccion, unless it is denounced at least by anyone of both parts with 60 days of advance of the date of its expiration or of the successive ones you continue in its case. The contract entered in vigor in the date of the signature.

b) in the event of nonfulfillment for one of the contracting parties of that specified contract

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presently, the other one leaves he/she reserves the right of to suspend the execution of their contractual obligations and to begin the pertinent legal actions if you persists in the nonfulfillment, previous communication in writing and with the due advance in both suppositions.

c) Both parts will be entitled to solve the contract, previous communication in writing with an advance of fifteen (15) days, if the other part became insolvent or it was wrapped in crash procedures, suspension of payments, or I compete of creditors.

NINTH - PENAL CLAUSE.

The resolution of the contract for anyone of the parts to that the other part carried out any activity contrary to the law, the morals or the good customs or any other activity anti-ethics that it harms the informer's image will give place to a consistent compensation in the quantity paid as stocking by the DISTRIBUTOR to ITS during the last THREE months.

TENTH - IT FORCES BIGGER

None of the parts will respond for the nonfulfillment of their obligations for causes of more force, among those that will be included to effects merely enunciative fires, floods, catastrophes, emergencies, insurrections, wars, acts of terrorism acts of Government, strikes, and employer closings.

ELEVENTH - RESOLUTION OF CONFLICTS.

The parts interveners agree that all litigation, discrepancy, question or resulting reclamation of the execution or interpretation of the present contract or related with the, direct or indirectly, they will be solved definitively for the SERVICE OF ARBITRATION of the Chamber of Commerce of Madrid, giving up any jurisdiction that can correspond them expressly.

TWELFTH - APPLICABLE LEGISLATION

The present contract will be governed by that settled down in the and, supletoriamente, for the rest of the effective civil and mercantile legislation in Spain.

THIRTEENTH - NOTIFICATIONS

The notifications or communications that you/they should carry out the parts among if they will always be in writing and sent by fax or registered mail with acknowledgment of receipt to the addresses signal to the beginning of this contract.

FOURTEENTH - SEVERAL

a) None of the parts rots to give at a third the rights and obligations established contract presently, without consent of the other one.

b) This contract won't suppose the creation of an association, frank, joint venture, or any other

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form of commercial relationship among the parts.

c) In the supposition that any clause of this contract is inapplicable, in its entirety or partly, this irrelevancy didn't affect to the validity of other clauses of the same one, which will remain with full force and effectiveness.

d) This contract together with its ANNEXES constitutes the result of the negotiations carried out among the parts, and it absorbs all those agreements or previous negotiations that had taken place among the parts, in an oral or written way, about the object of the present contract.

And to the effect, both parts of mutual agreement, sign the present document and their ANNEXES, for copy copy, in place and date indicated next

In Madrid, on the 15 of July, 2001

FOR THE DISTRIBUTOR                    FOR ITS J.

  s/ J. Eduardo Urquiza                s/ Frederic Cohen
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     J. Eduardo Urquiza                   Frederic Cohen

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                                    ANNEX 1

        CARDS ITS:  TYPES, PRICES, DATES OF EXPIRATION AND CONDITIONS

Next the general and economic conditions are specified (prices, rates, commissions, you forms of delivery, expiration, orders, selections, etc.) for those that the present contract will be governed:

* Cards en cuatricromia con diseno and logo ITS for consumption National (calls of Espano to the foreigner and of Spain to Spain).

* The cards surrendered contained in packages of 10 cards, with unit of having packed and selection in bags of 100 units

* Cards for the Peninsula and Balearic with delivery in Central Telecor

* In Canaries ITS gave the orders directly in each one of the Commercial Centers. The cards ITS will be sold with the same PVP that in the peninsula
without including IVA.   These orders were billed Central Telecor, indicating
in the invoice the delivery home

* First order in consignment (I deposit) of 5.000 units: 3.000 of 1.000 Ptas, 2.000 of 2.000 Ptas.

* I subtract according to Orders of Automatic Reinstatement in multiples of 100 units that will be accompanied by invoice, with payment to 90 days F/F

* Term of delivery maximum:  7 days

* The requested cards arrived to disabled Telecor. Telecor for fax will give activation order to TIS, communicating the series of cards that you wants is activades in lots of 100 units (complete batches). Activation for ITS in 24 hours gives working days with confirmation for fax to Telecor

* Date of expiration:  9 months from the first use of the card

* The card of 1.000 Pts the purchase Telecor to 517 Ptas but imposed indrectos. The card of 2.000 Ptas the purchase Telecor to 1.034 Ptas but taxes

* Exporitores and Publicity with position to ITS

* ITS sends to the sale Points directly the material PLV that remembers

* Tariffication in minutes * Telecor will receive 50% of the not consumed amounts of each card from the moment that expires. IST informed monthly and individually of those cards that have expired in the I finish month with balance different from zero

* The rates to splicar to the calls of the users will be the effective ones and published in each moment

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In Madrid at 15 of Julio 2001


FOR THE DISTRIBUTOR                    FOR ITS

  s/ J. Eduardo Urquiza                s/ Frederic Cohen
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     J. Eduardo Urquiza                   Frederic Cohen